EXHIBIT 10.49
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                            [HALL, ESTILL LETTERHEAD]





                                                                January 22, 2003






VIA FACSIMILE (918) 382-9948
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Bryan R. .Kirchmer
601 South Boulder, Suite 105
Tulsa, Oklahoma 74119


Dear Bryan:

     Per our visit this morning regarding the Patent License Agreement (the "Agreement"), the Board of Directors of PalWeb Corporation had three comments which I will. address and if acceptable, we will incorporate into the Agreement through your signature on this addendum letter as provided for below:

     1. Paul A. Kruger and/or Lyle W. Miller or any affiliate or associate, immediate family (parent, spouse or child) whether individually, through an entity or partnership shall not be directly or indirectly an investor, partner, lender to Bryan R. Kirchmer, or any affiliate or relative of his including, but not limited to Gravity Management and Engineering Group, LLC ("GME Group'") (the "Licensee") or any sub licensee thereof with. .regard to or in anyway connected with the Agreement or any business arising out or anyway related to the Agreement.

     2. Pa1Web or its successor will have the option to purchase up to an 80(degree)/O interest in the GME Group for a period of twenty four (24) months from the date hereof at a multiple of 6 to 8 times (depending on the then current market multiple) the 12 month trailing EBITDA of the GME Groups operations but in no event, for less than a minimum purchase price of $500,000.

     3. That the parties intent of Article 9 (Option) is to make sure that PalWeb always has the best price for the purchase of its technology and related equipment from the GME Group. Accordingly, the GME Group price to Pa1Web ("Pa1Web Price") should recover the GME Group's out of pocket costs, its third party costs, its engineering time and a 10(degree)/G mark up provided that the Pa1Web Price is less than any other price for a similar line of equipment within a twelve (12) month time .frame.

     If this is your understanding of the conditions of entering into the Patent License Agreement with PalWeb Corporation which attached hereto and incorporated herewith, then please sign in the space provided hereinbelow.


/s/ Bryan R. Kirchmer                                     /s/ Warren F. Kruger
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Bryan R. Kirchmer                                         Warren F. Kruger